UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2014 (March 4, 2014)

GAMESTOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K is being filed after the 5:30 p.m. EST deadline as our filing agent did not complete steps required after a successful Filing TEST. By the time the error was discovered the 5:30 p.m. EST cutoff had occurred.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014 upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of GameStop Corp. (the “Company”), the Board approved the annual compensation opportunities for the Company’s fiscal year ending January 31, 2015 (“fiscal 2014”) for Daniel A. DeMatteo, Executive Chairman; J. Paul Raines, Chief Executive Officer; Tony D. Bartel, President; Robert A. Lloyd, Executive Vice President and Chief Financial Officer; and Michael K. Mauler, Executive Vice President of GameStop International.

Name and Position	2014 Base Salary	2014 Target Annual Incentive Opportunity (% of Base Salary)	Target Value of 2014 Long- term Incentive Awards	2014 Total Direct Compensation at Target
Daniel A. DeMatteo Executive Chairman	$900,000	150%	$2,500,000	$4,750,000
J. Paul Raines Chief Executive Officer	$1,210,000	200%	$5,000,000	$8,630,000
Tony D. Bartel President	$855,000	100%	$2,400,000	$4,110,000
Robert A. Lloyd Executive Vice President & Chief Financial Officer	$655,000	100%	$1,680,000	$2,990,000
Michael K. Mauler Executive Vice President, GameStop International	$546,000	100%	$1,200,000	$2,292,000

Fiscal 2014 Performance Bonus Criteria

For fiscal 2014 annual incentives, upon the recommendation of the Committee, the Board approved performance criteria based on the Company’s operating earnings, with payouts based on a percentage of annual salary as set forth above. Bonuses may also be earned in greater or lesser percentages if performance is above or below target levels. The Committee recommended, and the Board approved, no changes to the target annual incentive opportunities (as a percentage of base salary) for any of the named executive officers.

Fiscal 2014 Base Salaries

The fiscal 2014 compensation recommended by the Committee and approved by the Board reflects the following adjustments to base salaries:

Name and Position	2013 Base Salary	2014 Base Salary	Increase
Daniel A. DeMatteo Executive Chairman	$900,000	$900,000	$—
J. Paul Raines Chief Executive Officer	$1,060,000	$1,210,000	$150,000
Tony D. Bartel President	$830,000	$855,000	$25,000
Robert A. Lloyd Executive Vice President & Chief Financial Officer	$636,000	$655,000	$19,000
Michael K. Mauler Executive Vice President GameStop International	$530,000	$546,000	$16,000

The Committee recommended and the Board approved a 3% increase in the base salary for Messrs. Bartel, Lloyd and Mauler. The Committee and the Board also approved an increase of 14% for Mr. Raines, in order to target his base salary at the 50th percentile of the Company’s peer group. Mr. DeMatteo’s base salary was unchanged from 2013.

Fiscal 2014 Long-term Incentive Awards

The aforementioned fiscal 2014 long-term incentive opportunities were awarded in the form of restricted shares and stock options. The Committee and the Board believe this structure helps to align the interests of our executive officers with the interests of the Company’s shareholders. The target value of the 2014 long-term incentive awards was determined effective as of March 7, 2014.

Approximately one-half of the value of the fiscal 2014 long-term incentive awards was awarded in the form of restricted stock grants subject to vesting both on the basis of continued service and the achievement of defined performance goals (“Performance Grants”), with awards to be earned in a greater or lesser amount if performance is above or below target. Approximately 25% of the value of the fiscal 2014 awards is comprised of restricted stock grants subject to vesting based on continued service with a performance condition to achieve tax deductibility under Internal Revenue Code Section 162(m), and the remaining approximately 25% of the value of the fiscal 2014 awards is comprised of stock option grants subject to vesting solely on the basis of continued service (collectively, the “Time-Vested Grants”). Specifically, the Committee recommended, and the Board approved, the following grants to the aforementioned executive officers effective as of March 7, 2014:

2014 Long-term Incentive Awards – Stock-Denominated Grants

Name and Position	Time-Vested Stock Option Grant (1)	Time-Vested Restricted Stock Grant (2)	Restricted Stock Performance Grant – EPS (3)	Restricted Stock Performance Grant – ROIC (4)	Total Target Value (5)
Daniel A. DeMatteo Executive Chairman	50,550	16,230	16,230	16,230	$2,500,000
J. Paul Raines Chief Executive Officer	101,070	32,460	32,460	32,460	$5,000,000
Tony D. Bartel President	48,510	15,600	15,600	15,600	$2,400,000
Robert A. Lloyd Executive Vice President & Chief Financial Officer	33,960	10,920	10,920	10,920	$1,680,000
Michael K. Mauler Executive Vice President GameStop International	24,270	7,800	7,800	7,800	$1,200,000

(1)	Options to purchase shares of the Company’s Class A Common Stock, vesting in equal annual installments on March 7th of each of the years 2015 through 2017, with an exercise price equal to the closing price of the Company’s Class A Common Stock on March 7, 2014.
(2)	Restricted Shares of the Company’s Class A Common Stock, subject to a performance condition tied to the Company’s consolidated net income, with such target to be measured following the completion of fiscal 2014 in order to achieve tax deductibility under Internal Revenue Code Section 162(m). The earned shares will vest in equal annual installments on March 7th of each of the years 2015 through 2017.
(3)	Restricted Shares of the Company’s Class A Common Stock, subject to a performance target tied to the Company’s earnings per share, with such target to be measured following the completion of fiscal 2014. The earned shares will vest in equal annual installments on March 7th of each of the years 2015 through 2017.
(4)	Restricted Shares of Class A Common Stock, subject to a three-year performance target tied to the Company’s return on invested capital, to be measured following the completion of the three-year period ended January 30, 2017. The earned shares will vest immediately on March 7, 2017.
(5)	The value of the stock-denominated awards is based on a stock price of $38.52 per share, which represents the closing price of the Company’s Class A Common Stock on March 7, 2014.

The total target value of the long-term incentive awards for each of the named executive officers, with the exception of Mr. Raines, was unchanged from 2013. The Committee recommended, and the Board approved, an increase of $1,000,000 in the total target value of Mr. Raines’ long-term incentive award in order to target his total compensation at the 50th percentile of the Company’s peer group.

Retirement Policy Applicable to the GameStop Corp. Amended and Restated 2011 Incentive Plan

The Committee also recommended, and the Board approved, a retirement policy with respect to individuals (including any named executive officer who meets the criteria described below) employed by the Company after May 1, 2014 (the “Retirement Policy”) providing for enhanced vesting of certain awards granted under the GameStop Corp. Amended and Restated 2011 Incentive Plan (the “Plan”) upon an employee’s retirement. Pursuant to the Retirement Policy, employees who attain a minimum age of 55 and a minimum period of service with the Company and its affiliates of 10 years and whose age plus service equals or exceeds 70, will, upon termination (other than a for cause termination) (an “Eligible Retirement”), receive accelerated vesting with respect to certain awards granted under the Plan, as summarized below.

Generally, any annual time-based award (of restricted shares, options and/or cash) granted under the Plan will become fully vested upon such employee’s Eligible Retirement. Option awards will generally remain exercisable for one year after such Eligible Retirement. A pro-rata portion of annual awards subject to performance conditions will (based on the portion of the performance period actually worked by the employee) remain outstanding and will vest, if at all, based on actual corporate performance through the end of the performance period. The Retirement Policy is generally not applicable to off-cycle, retention, or other special awards. The Retirement Policy will continue in effect until modified or discontinued by the Committee.

Daniel A. DeMatteo, if he remains employed through May 1, 2014, would be the only named executive officer who would be eligible to retire upon the effective date of the Retirement Policy and receive the enhanced vesting offered under the Retirement Policy. Mr. DeMatteo has 109,170 unvested stock options, and 41,720 shares of unvested restricted stock, all of which would become fully vested upon his Eligible Retirement. He also has awards of 125,790 shares of performance-based restricted stock that would remain outstanding and would vest, if at all, on a pro-rated basis if the performance goals applicable to such awards were satisfied. Mr. DeMatteo has no unvested cash awards. However, Mr. DeMatteo has not given any indication that he plans to retire from the Company.

The foregoing description of the Retirement Policy does not purport to be complete and is qualified in its entirety by reference to the Retirement Policy, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Retirement Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)
Date: March 10, 2014
/s/ Robert A. Lloyd
Name: Robert A. Lloyd
Title: Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Retirement Policy